UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2005

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2005, Manor Care, Inc. ("Manor Care") entered into an Accelerated Share Repurchase Agreement (the "Agreement") with J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch ("JPMorgan").

Pursuant to the Agreement, Manor Care repurchased approximately 5.5 percent of its outstanding common stock on an accelerated basis for an aggregate cost of approximately $175 million. The repurchases are expected to be completed by November 30, 2005. At settlement, Manor Care may receive or be required to pay a price adjustment based on prices of the shares during the contract period and certain other provisions. The common shares repurchased by Manor Care will be held as treasury stock.

A copy of the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On August 12, 2005, Manor Care issued a press release reporting the entry into the Agreement described in Item 1.01 above.

A copy of the press release is furnished as a part of this current report on Form 8-K as Exhibit 99.2 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Accelerated Share Repurchase Agreement, dated August 11, 2005, among Manor Care, Inc. and J.P. Morgan Securities Inc., as agent for JPMorgan Chase Bank, National Association, London Branch.

99.2 Press Release dated August 12, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

August 12, 2005	By:	Spencer C. Moler

Name: Spencer C. Moler
Title: Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Accelerated Share Repurchase Agreement, dated August 11, 2005
99.2	Press Release dated August 12, 2005